Exhibit No. 3
Fashion Tech International, Inc.
Form 10-K
File No. 2-93231-NY

                         ARTICLES OF MERGER
                                 of
        FASHION TECH INTERNATIONAL, INC. (a Utah Corporation)
                                into
       FASHION TECH INTERNATIONAL, INC. (a Nevada Corporation)


The  undersigned,  in  their capacities as President  and  Secretary, respectively, of Fashion Tech International, Inc. ( a Nevada Corporation, hereinafter sometimes referred to as ("Fashion Tech, Nevada," or "Survivor,") and Fashion Tech International, Inc. (a Utah corporation hereinafter sometimes referred to as "Fashion Tech Utah") in order to consummate the merger of Fashion Tech Utah into Fashion Tech Nevada hereby attest and certify as follows:

I. The names and states of incorporation of the two constituent corporations to the merger are specified above. Fashion Tech Nevada was incorporated in the State of Nevada on April 16, 1999, for the sole purpose of being the surviving corporation in a merger effectuated to change the corporate domicile of Fashion Tech Utah.

II. Articles of Merger of the constituent corporations were, adopted by each of the constituent corporations on April 28, 1999, in accordance with all relevant provisions of the
Nevada Revised Statutes and all the relevant provisions of the Utah Revised Business
Corporation Act.

III. The surviving corporation is Fashion Tech International, Inc., a Nevada Corporation.

IV. The Articles of Incorporation of Fashion Tech International Nevada shall be the Articles of Incorporation of Survivor.

V. The Plan of Merger for the constituent corporations provides that Fashion Tech Utah shall be merged into Fashion Tech Nevada, the manner and that the basis of converting the issued shares of Fashion Tech Utah into share of Fashion Tech Nevada shall be as follows:

      (a)   The total shares represented by each outstanding  Fashion
Tech Utah common stock certificate (following a 100 for 1 reverse split of Fashion Tech Utah's shares approved at a meeting of the Fashion Tech Utah's shareholders held on April 28, 1999) shall be deemed to be automatically converted into one share of common stock, par value $0.001 per share of Survivor.

      (b) Holders of Fashion Tech Utah certificates issued prior to the merger shall not be required to surrender such certificates for conversion into certificates reflecting the SURVIVOR's name, but may do so to SURVIVOR's duly appointed transfer agent, American Registrar & Transfer,

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10 Exchange Place, Suite 705, Salt Lake City, UT   84111
which shall, in the ordinary course of its business and the payment of $15.00 per new certificate to be issued (and provided that its regular and usual requirements regarding negotiability and payment of its fees are met) reissue certificates representing the number of shares in SURVIVOR to which said holders may be entitled as provided above.

VI.   The  principal business office of SURVIVOR is located  at  1340
East 130 North,
Springville, UT 84663, and a complete copy of the executed agreement of merger is on file at said office. A copy of the plan of merger will be furnished by the SURVIVOR, on request, and without cost, to any stockholder of any corporation which is a party the merger.

VII. The Plan of Merger was adopted by the directors and submitted to and approved by the shareholders of both constituent corporations, Fashion Tech Utah having 59,114,301 share of common stock outstanding and entitled to vote (its sole voting group), 38,785,500 of which were represented at the meeting to approve the Plan of Merger. All of the shares represented at the meeting were voted in favor of the Plan of Merger and none were voted against the merger. SURVIVOR had 1,000 shares of common stock outstanding and entitled to vote (its sole voting group) all of which were represented at the meeting to approve the Plan of merger and all 1,000 of which shares were voted in favor of the Plan of Merger. The number of shares voted in favor of the Plan of Merger by the stockholders was sufficient for approval by said stockholder of each of the constituent corporations.

IN WITNESS WHEREOF, the undersigned Presidents and Secretaries of Fashion Tech Utah and Fashion Tech Nevada. have set their hands this 28th day of April, 1999.

FASHION TECH INTERNATIONAL, INC.   FASHION TECH INTERNATIONAL, INC.
(a Utah Corporation)                         (a Nevada Corporation)


By: /s/ Glen R. Ulmner                  By: /s/ Glen R. Ulmner
Its President                           Its President

By: George R. Horton                    By: George R. Horton
Its Secretary                           Its Secretary

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